UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 12, 2005

EQUIFAX INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	1-6605	58-0401110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W. Atlanta, Georgia		30309
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On August 12, 2005, Equifax Inc., Chairman and Chief Executive Officer Thomas F. Chapman adopted a pre-arranged securities trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and Equifax policies regarding stock transactions.  The trading plan has been approved by the Equifax Board of Directors.

Rule 10b5-1 allows corporate officers and directors to adopt written plans at a time when they are not in possession of material, non-public information and by which they can sell shares in the future at predetermined times and price parameters.  Allowing diversification of portfolios, the pre-planned trades are executed as specified by the plan without further action by the officer and without regard to any non-public information the officer might receive after the plan has been adopted.

During August, 2004, Mr. Chapman announced that he would retire as of December 31, 2005.  Mr. Chapman’s plan provides for the sale of certain shares of his Equifax common stock in installments between September 15, 2005 and the date of his retirement.

Mr. Chapman noted that this routine plan would facilitate diversification of his holdings and estate planning in anticipation of retirement, while minimizing the effect of such sales by spreading them over an extended period.

  Transactions under the plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission as required.  Except as may be required by law, Equifax does not undertake to report modifications, terminations, transactions or other activities under Mr. Chapman’s trading plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUIFAX INC.

By:	/s/ Kent E. Mast
Name:	Kent E. Mast
Title:	Corporate Vice President and General Counsel

Date: August 12, 2005